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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): November 30, 2000


                         AMERICAN BIO MEDICA CORPORATION
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          New York                      0-28666                 14-1702188
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)



              122 Smith Road, Kinderhook, New York          12106
            --------------------------------------------------------
            (Address of Principal Executive Offices)      (Zip Code)

       Registrant's telephone number, including area code: (800) 227-1243


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS

         The Common Stock Purchase Agreement that the Company entered into with Seaside Partners in connection with the private placement of 1,408,450 common shares for $2,000,000 on April 28, 2000 provided that the Company was obligated to register these shares by filing a registration statement with the SEC and to have the registration statement declared effective by October 28, 2000. The Common Stock Purchase Agreement further provided that the Company would be obligated to pay to Seaside Partners liquidated damages in an amount equal to five percent per month (or any part thereof), compounded monthly on $2,000,000 for the period beginning on October 29, 2000 and ending on the date the registration statement is declared effective by the SEC. The Company currently expects that the registration statement will be declared effective on November 30, 2000 resulting in the Company being obligated to pay liquidated damages of approximately $110,000 to Seaside Partners. The Company is currently negotiating with Seaside Partners to either waive or reduce the liquidated damages.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERICAN BIO MEDICA CORPORATION
                                      (Registrant)


Dated:  November 30, 2000             By:  /s/ Stan Cipkowski
                                           -------------------------------------
                                           Stan Cipkowski,
                                           Chairman of the Board, President and
                                           Chief Executive Officer









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